Exhibit 1.1

CARNIVAL PLC

Ordinary Shares

(U.S.$1.66 nominal value)

SELLING AGREEMENT

February 1, 2016

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

Carnival Corporation, a Panamanian corporation (“Carnival Corp”) and Carnival Investments Limited (“CIL”), a wholly-owned subsidiary of Carnival Corp, propose, subject to the terms and conditions stated herein, to sell from time to time through Merrill Lynch International (“MLI”), as agent on behalf of each of CIL and Carnival Corp, up to 26,900,000 shares (the “Shares”) of the ordinary shares, U.S.$1.66 nominal value of Carnival plc, a public limited company incorporated in England and Wales (the “Company”), (the “Ordinary Shares”), on the terms set forth in Section 2 of this Selling Agreement (the “Agreement”).

Section 1. Representations and Warranties. CIL, the Company, and Carnival Corp represent and warrant to MLI, jointly and severally, that as of the date of this Agreement, any applicable Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(c) below) and each Settlement Date (as defined in Section 2 below):

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 and any post-effective amendment thereto, in respect of the Shares was filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission and in accordance with Section 3(a) hereof, as supplemented by the prospectus supplement dated as of February 1, 2016, is hereinafter called the “Prospectus;” the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company and Carnival Corp filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by MLI expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by MLI expressly for use therein;

(d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated

therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions (a) that have been corrected in a filing that has been incorporated by reference in the Prospectus not less than 24 hours prior to the relevant Applicable Time or (b) that have been made in reliance upon and in conformity with information furnished in writing to the Company by MLI expressly for use therein; except as may be described in the Prospectus, no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;

(e) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the financial position of the Company and Carnival Corp and their respective consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package has been compiled on a basis consistent in all material respects with that of the financial statements and fairly presents in all material respects the information shown thereby; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(f) The Registration Statement conforms, and the Prospectus, the Disclosure Package and any further amendments or supplements to the Registration Statement, the Prospectus and the Disclosure Package will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not and will not, as of the applicable filing date thereof and any amendment or supplement thereto, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by MLI expressly for use therein;

(g) Except as otherwise disclosed in the Prospectus, since the date of the most recent financial statements of the Company and Carnival Corp included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, there have been no transactions entered into by the Company, Carnival Corp or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Carnival Corp and their respective subsidiaries considered as one enterprise, nor has there been any change in the capital stock (other than the issuance of shares of capital stock upon the grant of equity awards, the exercise of stock options and the vesting of restricted stock units under employee or director equity plans, the issuance of capital stock upon conversion of convertible securities, the issuance and/or repurchase of shares of capital stock under the “Stock Swap” program and other stock repurchase programs pursuant to the terms thereof, in each case as disclosed in documents incorporated by reference in the Registration Statement or the Prospectus) or any material increase in the long-term debt of the Company, Carnival Corp or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Carnival Corp on any class of capital stock, or any material adverse change, or any adverse development which materially affects the business affairs, properties, financial condition, or results of operations of the Company, Carnival Corp and their respective subsidiaries taken as a whole, except in each case as otherwise disclosed in the Prospectus;

(h) Each of the Company, Carnival Corp and CIL has been duly incorporated and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business affairs, properties, financial condition, or results of operations of the Company, Carnival Corp and the Significant Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”), or would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company, Carnival Corp or CIL of its obligations hereunder;

(i) The Company’s issued share capital is set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to the dual listed company transaction described in the Registration Statement and the Prospectus, pursuant to purchases of any Carnival Corp stock made with the proceeds pursuant to the transactions contemplated hereunder, or pursuant to the grant of equity awards, the exercise of stock options and the vesting of restricted stock units under employee or director equity plans, the issuance of capital stock upon conversion of convertible securities, the issuance and/or repurchase of shares of capital stock under the “Stock Swap” program and other stock repurchase programs pursuant to the terms thereof, in each case as described in the Registration Statement and the Prospectus or in documents incorporated by reference in the Registration Statement or the Prospectus) and all the outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as may be described in the Registration Statement and the Prospectus, and except with respect to equity awards issued under the Company’s equity incentive plans, there are no outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company;

(j) CIL or Carnival Corp, as the case may be, has valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, and has the legal right, power, authorization and approval to sell, transfer and deliver the Shares. Delivery of any of the Shares by CIL or Carnival Corp pursuant to this Agreement will pass title to those Shares to each buyer free and clear of any lien, mortgage, security interest, pledge, charge, adverse claim or encumbrance of any kind subject to registration of the Shares in the name of each buyer by the Company in the Company’s Share Register as the owner of the Shares;

(k) CIL has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, to provide the representations, warranties and indemnities under, or contemplated by, this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken;

(l) Each of the Company and Carnival Corp has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, to provide the representations, warranties and indemnities under, or contemplated by, this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; and each of the Company and Carnival Corp acknowledges that it will benefit, directly or indirectly, economically or otherwise from the transactions contemplated by this Agreement;

(m) This Agreement has been duly authorized, executed and delivered by CIL, the Company and Carnival Corp;

(n) The Shares have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares conform as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and Prospectus, and upon each settlement of the sale of any of the Shares and the payment of any applicable stamp duty or other transfer taxes by the purchaser thereof, the relevant buyer will be entitled to be entered into the Company’s Share Register as the owner of those Shares;

(o) Except as may be described in the Prospectus, none of the Company, Carnival Corp or any of their respective subsidiaries are party to any agreement that provides any person with the right to require the Company, Carnival Corp or any of their respective subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares;

(p) Except as may be described in the Prospectus, none of the Company, Carnival Corp or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, Carnival Corp or any of their respective subsidiaries or MLI for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(q) The execution, delivery and performance by CIL, the Company and Carnival Corp of this Agreement, compliance by CIL, the Company and Carnival Corp with the terms hereof, the sales of the Shares by CIL or Carnival Corp and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Carnival Corp or CIL or any “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Act), of the Company or Carnival Corp (all of which are listed in Schedule A hereto) (each such significant subsidiary and CIL a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or Carnival Corp or any of the Significant Subsidiaries is a party or by which the Company, Carnival Corp or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or Carnival Corp or any of the Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, Carnival Corp or any of their respective subsidiaries or (iii) assuming the accuracy of the representations and warranties and compliance with the covenants contained herein by MLI, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and assuming the accuracy of the representations and warranties and compliance with the covenants contained herein by MLI, no consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental agency or body is required for the sale of the Shares, the execution and delivery by CIL, the Company and Carnival Corp of this Agreement, or the consummation by CIL, the Company and Carnival Corp of the transactions contemplated by this Agreement, except such as have been obtained under the Act, filings related to the transactions contemplated hereby on Form 8-K or those required pursuant to the Disclosure Rules and Transparency Rules of the Financial Conduct Authority (the “FCA”) and the rules and regulations made by the FCA in its capacity as the competent authority for the purposes of Part VI of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, “FSMA”), and contained in the FCA’s Handbook (the “Listing Rules”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale of the Shares by MLI;

(r) The statements set forth in the Prospectus (A) (i) under the caption “Description of Share Capital” insofar as they purport to constitute a summary of the terms of the Shares, and (ii) under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects; and (B) under the caption “Description of Share Capital — United Kingdom Taxation Considerations,” to the extent they summarize matters of English law, are correct in all material respects;

(s) Except as may be described in the Prospectus, none of the Company, Carnival Corp, CIL or any of the Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Carnival Corp or any of the Significant Subsidiaries is a party or by which the Company, Carnival Corp or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company, Carnival Corp or any of the Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the cases of (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect;

(t) Except as may be described in the Prospectus, no labor dispute with the employees of the Company, Carnival Corp or any Significant Subsidiary exists or, to the knowledge of CIL, the Company or Carnival Corp, is imminent which would reasonably be expected to have a Material Adverse Effect;

(u) Except as may be described in the Prospectus, each of the Company and Carnival Corp, directly or indirectly, holds good and marketable title to each of its vessels and each such vessel is duly registered under the laws of the applicable jurisdiction;

(v) Except as may be described in the Prospectus, there are no legal, governmental, tax or regulatory investigations, actions, suits or proceedings pending to which the Company, Carnival Corp or any of the Significant Subsidiaries is a party or to which any property of the Company, Carnival Corp or any of the Significant Subsidiaries is the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of CIL, the Company or Carnival Corp, threatened by any governmental, tax or regulatory authority or others;

(w) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an “ineligible issuer;”

(x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the Disclosure

Package, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”);

(y) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company, Carnival Corp and their respective subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company, Carnival Corp and their respective consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(z) Except as may be described in the Prospectus, each of the Significant Subsidiaries has been duly organized and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; except as may be described in the Prospectus or on Schedule A hereto, all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary;

(aa) The Company and Carnival Corp maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or caused such internal controls over financial reporting to be designed under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as may be described in the Prospectus, there are no material weaknesses in the internal controls of the Company and Carnival Corp;

(bb) The Company and Carnival Corp maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company and Carnival Corp in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the management of the Company or Carnival Corp, as the case may be, as appropriate to allow timely decisions regarding required disclosure. The Company and Carnival Corp have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(cc) Subject to compliance by MLI with Section 2(b) and the sale of Shares in accordance with this Agreement and the instructions of the Company, Carnival Corp or CIL (except where MLI, consistent with its rights and obligations under this agreement, has declined an instruction to trade), none of the Company, Carnival Corp, CIL nor any of their respective subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in manipulation under U.S. securities laws of the price of any security of the Company or Carnival Corp to facilitate the sale or resale of the Shares;

(dd) Subject to compliance by MLI with Section 2(b) and the sale of Shares in accordance with this Agreement and the instructions of the Company, Carnival Corp or CIL (except where MLI, consistent with its rights and obligations under this agreement, has declined an instruction to trade), none of the Company, Carnival Corp, CIL nor any of their respective subsidiaries, in the context of the transactions contemplated pursuant to this Agreement, will engage in behavior which they might reasonably expect to constitute market abuse within the meaning of section 118(5) (manipulating transactions) and 118(8) (misleading behaviour) of the FSMA. The parties agree that for the purposes of this Section 1(dd) “reasonably expect” will be judged taking into account any previous discussions or communications between MLI and the Company, Carnival Corp or CIL;

(ee) Except as may be described in the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, Carnival Corp nor any of the Significant Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Company Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Company Hazardous Materials; (B) the Company, Carnival Corp and the Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus; and (C) none of the Company, Carnival Corp nor any of the Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization;

(ff) Except as may be described in the Prospectus or would not have a Material Adverse Effect, the Company, Carnival Corp and the Significant Subsidiaries own or possess the intellectual property necessary to carry on the business now operated by them, and neither the Company nor Carnival Corp nor, to the knowledge of the Company or Carnival Corp, any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such intellectual property or of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company, Carnival Corp or any of their respective subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

(gg) To the knowledge of the Company and Carnival Corp, none of the Company, Carnival Corp, any of their respective subsidiaries or any director, officer, agent, employee or affiliate of the Company, Carnival Corp or any of their respective subsidiaries is currently the target of any proceeding, investigation, suit or other action arising out of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (each, a “Sanctions Authority”); and the Company, Carnival Corp and CIL will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by a Sanctions Authority;

(hh) None of the Company or Carnival Corp, nor any of their respective subsidiaries nor, to the knowledge of the Company and Carnival Corp, any director, officer, agent, employee or representative of the Company, Carnival Corp or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of either the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the U.K. Bribery Act 2010; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ii) The operations of the Company, Carnival Corp and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company, Carnival Corp and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Carnival Corp or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and Carnival Corp, threatened;

(jj) The Ordinary Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;

(kk) None of the Company, Carnival Corp or any of their respective subsidiaries is in possession of any information which, if made public, would be likely to have a material effect on the price of the Shares;

(ll) all authorizations, consents, approvals, filings, notifications and registrations required by the Company under the laws of the United Kingdom, or the laws of any relevant jurisdiction, including, but not limited to, the FCA’s Disclosure Rules and Transparency Rules, the Listing Rules and the Rules of the London Stock Exchange plc (“London Stock Exchange”), have been obtained or complied with and are in full force and effect; all announcements, information, advertisements and undertakings as may be required in order to maintain the listing of the Shares on the London Stock Exchange have been submitted, published or filed as so required; and

(mm) any announcements prepared, submitted and published by way of a Regulatory Information Service relating to the transaction contemplated by this Agreement were and remain true and accurate in all material respects and not misleading (other than as amended or clarified by a subsequent Regulatory Information Service announcement).

Any certificate signed by any officer of CIL, the Company or Carnival Corp delivered to MLI or to counsel for MLI pursuant to or in connection with this Agreement shall be deemed a representation and warranty by CIL, the Company and Carnival Corp to MLI as to the matters covered thereby as of the date or dates indicated in such certificate.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, CIL or Carnival Corp, as the case may be, at the instruction of CIL or Carnival Corp or a designated affiliate of CIL or Carnival Corp, agrees to sell through MLI, as agent on behalf of CIL or Carnival Corp, as the case may be, and MLI agrees to use its commercially reasonable efforts to sell as agent on behalf of CIL or Carnival Corp, as the case may be, the Shares. Sales of the shares will be made on the London Stock Exchange’s Main Market (“LSE”) and certain Multilateral Trading Facilities, as such term is defined in the FCA’s Handbook (each an “MTF” and together with the LSE, the “Exchange”) and authorized to operate as an MTF by the FCA and entered into the FCA’s Register as so authorized, by means of ordinary trading transactions.

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by CIL or Carnival Corp or the designated affiliate and MLI on any trading day (other than a day on which the London Stock Exchange is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) in each case, that MLI has been instructed to make such sales. On any Trading Day, CIL or Carnival Corp or the designated affiliate may instruct MLI by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by MLI) as to the maximum number of Shares to be sold through MLI, as agent, on such day (in any event not in excess of the number available for sale under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, MLI shall use its commercially reasonable efforts to sell, as agent, all designated Shares. CIL, the Company and Carnival Corp each acknowledge and agree that (A) there can be no assurance that MLI will be successful in selling the Shares, (B) MLI will incur no liability or obligation to CIL, the Company or Carnival Corp or any other person or entity if it does not sell Shares for any reason other than a failure by MLI to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) MLI shall be under no obligation to purchase Shares on a principal basis. MLI shall discuss with CIL, the Company and Carnival Corp, in advance of execution, any market conditions which it considers to be relevant to such execution. In particular, it shall monitor the market impact of any actual or proposed sales instructed by CIL, the Company or Carnival Corp and shall, if it considers that any price movements in the market for shares of the Company could be attributed to any such sales, or are unexpected or abnormal, temporarily cease trading immediately (subject to any trades which at the relevant time are already in the order system or which are being processed which will be halted as soon as possible) and as soon as reasonably practicable notify CIL, the Company and Carnival Corp of the cessation of trading and the market impact information which it deems to be relevant, whereupon it shall discuss with CIL, the Company and Carnival Corp any amendments or refinements to the original sale instruction and the resumption of trading.

(c) Notwithstanding the foregoing, neither CIL nor Carnival Corp shall authorize the sale of, and MLI shall not be obligated to use its commercially reasonable efforts to sell, as agent, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be sold under this Agreement, in each case, by CIL’s or Carnival Corp’s board of directors, or a duly authorized committee thereof, and notified to MLI in writing. In addition, CIL, Carnival Corp or MLI may, upon notice to the other by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) Under no circumstances: (i) shall the aggregate number of Shares sold pursuant to this Agreement exceed the aggregate number of Ordinary Shares (A) set forth in the preamble paragraph of this Agreement, (B) available for sale under the Prospectus and the then currently effective Registration Statement or (C) authorized from time to time to be sold under this Agreement by CIL’s or Carnival Corp’s board of directors, or a duly authorized committee thereof, and notified to MLI in writing; and (ii) shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by CIL’s or Carnival Corp’s board of directors, or a duly authorized committee thereof, and notified to MLI in writing.

(e) MLI hereby covenants and agrees (i) not to make any sales of Shares on behalf of CIL or Carnival Corp other than on the Exchange, by means of ordinary trading transactions and (ii) in connection with any sale of Shares and any purchase of shares of common stock of Carnival Corp, it will not use any “special selling efforts” or “special selling methods” within the meaning of Regulation M promulgated under the Exchange Act.

(f) The gross sales price of any Shares sold under this Agreement shall be the price for shares of Ordinary Shares sold by MLI under this Agreement, on the Exchange, by means of ordinary trading transactions, at the time of such sale. The compensation payable to MLI for sales of Shares shall be as agreed from time to time by or on behalf of CIL or Carnival Corp and MLI, but shall not exceed 2.00% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to CIL or Carnival Corp for such Shares (the “Net Proceeds”). MLI shall notify CIL, Carnival Corp and the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(g) MLI shall provide written confirmation to CIL or Carnival Corp following the close of trading on the London Stock Exchange each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the gross sales prices of the Shares, the Net Proceeds to CIL or Carnival Corp and the compensation payable by CIL or Carnival Corp to MLI with respect to such sales.

(h) Settlement for sales of Shares will occur on the third business day that is also a trading day following the trade date on which such sales are made, unless another date shall be agreed to by or on behalf of CIL or Carnival Corp and MLI (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through MLI for settlement on such date shall be delivered by CIL or Carnival Corp to MLI against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to MLI’s account at Crest 65208 against payments by MLI of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If CIL or Carnival Corp shall default on its obligation to deliver Shares on any Settlement Date, CIL or Carnival Corp, as the case may be, shall pay MLI any commission to which it would otherwise be entitled absent such default and CIL, the Company and Carnival Corp shall, jointly and severally, indemnify and hold MLI harmless against any loss, claim or damage arising from or as a result of such default by CIL or Carnival Corp. If MLI breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by or on behalf of CIL or Carnival Corp, MLI will pay CIL or Carnival Corp interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

Section 3. Covenants.

CIL, the Company and Carnival Corp, jointly and severally, agree with MLI:

(a) During any period when the delivery of a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Act (“Rule 173(a)”)) is required under the Act (i) in connection with the offering or sale of Shares, to advise MLI, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish MLI with copies thereof; (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; (iv) to

advise MLI, promptly after either receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by MLI, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Shares is required to be delivered under the Act or the rules and regulations of the Commission thereunder, the Company will give MLI notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Ordinary Shares)), whether pursuant to the Act or pursuant to the filing of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q under the Exchange Act, will furnish MLI with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will afford MLI and MLI’s counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing;

(c) Promptly from time to time to take such action as MLI may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as MLI may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject;

(d) During any period when the delivery of a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) is required under the Act in connection with the offering or sale of Shares, the Company will make available to MLI, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to MLI, copies of the most recent Prospectus in such quantities and at such locations as MLI may reasonably request for the purposes contemplated by the Act. During any period when the delivery of a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) is required under the Act in connection with the offering or sale of Shares, if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, to notify MLI to suspend the offering of Shares and prepare and file with the Commission (subject to paragraph (b) of this Section 3) such amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), a consolidated earnings statement of the Company, Carnival Corp and their respective subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(g) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus and the Disclosure Package;

(h) In connection with the offering and sale of the Shares, the Company and Carnival Corp will file with the FCA and the London Stock Exchange all documents and notices, and make all certifications, required by the Disclosure Rules and Transparency Rules of the FCA and the Listing Rules of companies that have securities that are listed on the London Stock Exchange;

(i) In connection with the offering and sale of the Shares, the Company and Carnival Corp will file all documents and notices, and make all certifications, required of companies that sell securities on or through the relevant Exchange;

(j) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or Carnival Corp to facilitate the sale or resale of the Shares;

(k) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and at each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below) and each Company Periodic Report Date (as defined below), the Company, CIL and Carnival Corp shall be deemed to have affirmed, respectively, each representation, warranty, covenant and other agreement contained in this Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company and Carnival Corp in respect of any quarter in which sales of Shares were made by MLI under this Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic

Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through MLI under this Agreement, the Net Proceeds received by the Company, CIL and Carnival Corp and the compensation paid by the Company, CIL and Carnival Corp to MLI with respect to sales of Shares pursuant to this Agreement;

(l) Upon commencement of the offering of Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder) and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(k), (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act (other than the filing of a Form 8-K which contains financial statements (excluding earnings releases furnished rather than filed under Item 2.02 of such form)), or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Ordinary Shares)) (each such date, a “Registration Statement Amendment Date”) and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished forthwith to MLI a certificate dated the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to MLI to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to MLI are true and correct at the time of such recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time;

(m) Upon commencement of the offering of Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will furnish or cause to be furnished to MLI and to counsel to MLI the written opinion and negative assurance letter of each Company Counsel or other counsel reasonably satisfactory to MLI, dated the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to MLI and its counsel, of the same tenor as the opinions and negative assurance letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to MLI shall furnish MLI with a letter substantially to the effect that MLI may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time;

(n) Upon commencement of the offering of Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following any termination of a suspension of sales hereunder), and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause PricewaterhouseCoopers LLP, or other independent accountants reasonably satisfactory to MLI, to furnish to MLI a letter, dated the date of such commencement or recommencement or the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to MLI and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time;

(o) CIL, the Company and Carnival Corp consents to MLI trading in the Ordinary Shares and the Common Stock of Carnival Corp for MLI’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement;

(p) If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representation in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by MLI the right to refuse to purchase and pay for such Shares;

(q) The Company and Carnival Corp will cooperate timely with any reasonable due diligence review conducted by MLI or its counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as MLI may reasonably request;

(r) CIL, the Company and Carnival Corp will not, without (i) giving MLI at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) MLI suspending activity under this program for such period of time as requested by CIL, the Company or Carnival Corp or as deemed appropriate by MLI in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or securities convertible into or exchangeable or exercisable for or repayable with Ordinary Shares, or file any registration statement under the Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Ordinary Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Ordinary Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Shares to be offered and sold through MLI pursuant to this Agreement, (x) Ordinary Shares issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (y) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Ordinary Shares upon exercise thereof.

Section 4. Free Writing Prospectus.

(a) (i) The Company, Carnival Corp and CIL each represents and agrees that without the prior consent of MLI, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and

(ii) MLI represents and agrees that, without the prior consent of the Company it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b) The Company, Carnival Corp and CIL each has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses. The Company and Carnival Corp, jointly and severally, covenant and agree with MLI that the Company or Carnival Corp will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to MLI; (ii) the cost of printing this Agreement, any Blue Sky Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(c) hereof, including the reasonable fees and disbursements of counsel for MLI in connection with such qualification and in connection with the Blue Sky Surveys; (iv) any filing fees incidental to, and the reasonable fees and disbursements of counsel for MLI in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the London Stock Exchange; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (viii) any fees and disbursement incurred in complying with the FCA’s Disclosure Rules and Transparency Rules; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, MLI will pay all of its own costs and expenses, including the fees of its counsel.

Section 6. Conditions of MLI’s Obligation. The obligations of MLI hereunder shall be subject to the condition that all representations and warranties and other statements of CIL, the Company and Carnival Corp herein or in certificates of any officer of CIL, the Company and Carnival Corp delivered pursuant to the provisions hereof are true and correct, to the condition that CIL, the Company and Carnival Corp shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of MLI;

(b) On every date specified in Section 3(m) hereof, Sidley Austin LLP, counsel for MLI, shall have furnished to MLI such written opinion or opinions, dated as of such date, with respect to such matters as MLI may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) On every date specified in Section 3(m) hereof, each of Paul, Weiss, Rifkind, Wharton & Garrison LLP; Freshfields Bruckhaus Deringer LLP; Tapia Linares y Alfaro, counsels for the Company and Carnival Corp, and the Company’s General Counsel (collectively, “Company Counsels”), shall have furnished to MLI written opinion or opinions and negative assurance letter or letters, dated as of such date, in form and substance reasonably satisfactory to MLI, substantially in the form of Exhibits A-1, A-2, A-3 and A-4 hereto, respectively;

(d) At the dates specified in Section 3(n) hereof, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to MLI a letter dated as of the date of delivery thereof and addressed to MLI in form and substance reasonably satisfactory to MLI and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement;

(e) On each date specified in Section 3(l), other than the date of commencement of the offering of Shares under this Agreement, MLI shall have received a certificate signed by two executive officers of the Company and Carnival Corp, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, and a certificate signed by two officers or directors of CIL, each dated as of the date thereof, and each certifying that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date, and (C) each of the Company, Carnival Corp and CIL, respectively, has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied;

(f) Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus, no Material Adverse Effect shall have occurred;

(g) The Company shall have complied with the provisions of Section 3(d) hereof with respect to the timely furnishing of prospectuses;

(h) All filings with the Commission required by Rule 424 under the Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)); and

(i) The Shares shall have received approval for listing on the London Stock Exchange prior to the first Settlement Date.

Section 7. Indemnification.

(a) CIL, the Company and Carnival Corp, jointly and severally, will indemnify and hold harmless MLI against any losses, claims, damages or liabilities, joint or several, to which MLI may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” approved or permitted by the Company and filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse MLI for any legal or other expenses reasonably incurred by MLI in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither CIL, the Company nor Carnival Corp shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by MLI expressly for use therein.

Insofar as this Section 7 may permit indemnification for liabilities under the 1933 Act of any person who is a partner of MLI or who controls MLI within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of CIL, the Company or Carnival Corp, or controls CIL, the Company or Carnival Corp within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, this Section 7 is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

(b) MLI will indemnify and hold harmless CIL, the Company and Carnival Corp against any losses, claims, damages or liabilities to which CIL, the Company or Carnival Corp may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by MLI expressly for use therein; and will reimburse CIL, the Company or Carnival Corp, as applicable, for any legal or other expenses reasonably incurred by CIL, the Company or Carnival Corp in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory in the reasonable judgment of such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of or consent to the entry of judgment with respect to any such action or claim effected without its consent (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by CIL, the Company and Carnival Corp on the one hand and MLI on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of CIL, the Company and Carnival Corp on the one hand and MLI on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by CIL, the Company and Carnival Corp on the one hand and MLI on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by CIL or Carnival Corp bear to the total commissions received by MLI. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CIL, the Company or Carnival Corp on the one hand or MLI on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. CIL, the Company, Carnival Corp and MLI each agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), MLI shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which MLI has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of CIL, the Company and Carnival Corp under this Section 7 shall be in addition to any liability which CIL, the Company and Carnival Corp may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of MLI and to each person, if any, who controls MLI within the meaning of the Act and each broker dealer affiliate of MLI; and the obligations of MLI under this Section 7 shall be in addition to any liability which MLI may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of CIL, the Company and Carnival Corp and to each person, if any, who controls CIL, the Company or Carnival Corp within the meaning of the Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of each of CIL, the Company, Carnival Corp and MLI, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of MLI or any controlling person of MLI, or CIL, the Company or Carnival Corp or any officer or director or controlling person of CIL, the Company or Carnival Corp, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. CIL, the Company and Carnival Corp each acknowledges and agrees that (i) MLI is acting solely in the capacity of an arm’s length contractual counterparty to CIL, the Company and Carnival Corp with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) MLI has not assumed an advisory or fiduciary responsibility in favor of CIL, the Company or Carnival Corp with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether MLI has advised or is currently advising CIL, the Company or Carnival Corp on other matters) or any other obligation to CIL, the Company or Carnival Corp except the obligations expressly set forth in this Agreement and (iii) CIL, the Company and Carnival Corp have consulted their own legal and financial advisors to the extent they have deemed it appropriate. CIL, the Company and Carnival Corp each agree that it will not claim that MLI has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to CIL, the Company or Carnival Corp, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through MLI, as agent for CIL or Carnival Corp, the obligations of CIL, the Company and Carnival Corp, including in respect of compensation of MLI, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) MLI shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by MLI or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to MLI shall be delivered or sent by mail, telex or electronic mail to:

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Corporate Broking

E-mail: Peter.Luck@baml.com

and if to CIL, the Company or Carnival Corp shall be delivered or sent by mail, telex or facsimile transmission to the Company c/o Carnival Corporation, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428, Attention: Arnaldo Perez, Telephone: +1 (305) 599-2600, Facsimile: +1 (305) 406-4758. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, MLI, CIL, the Company, Carnival Corp and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of CIL, the Company, Carnival Corp and MLI and each person who controls CIL, the Company, Carnival Corp or MLI, and each of their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through MLI shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 15. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 16. Severability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Entire Agreement. The Letter Agreement, dated February 1, 2016, the Fee Letter, dated February 1, 2016, and this Agreement together constitute the entire agreement between the Company and MLI or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as applicable, and supersede any prior agreements or understandings regarding the subject matter thereof.

Section 18. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), MLI is required to obtain, verify and record information that identifies its clients, including CIL, the Company and Carnival Corp, which information may include the name and address of MLI’s clients, as well as other information that will allow MLI to properly identify MLI’s clients.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between MLI, CIL, the Company and Carnival Corp in accordance with its terms.

Very truly yours,

CARNIVAL INVESTMENTS LIMITED

By:	/s/ Joshua Weinstein
Name:	Joshua Weinstein
Title:	Vice President and Assistant Secretary

CARNIVAL PLC

By:	/s/ Joshua Weinstein
Name:	Joshua Weinstein
Title:	Treasurer

CARNIVAL CORPORATION

By:	/s/ Joshua Weinstein
Name:	Joshua Weinstein
Title:	Treasurer

[Selling Agreement Signature Page]

Accepted as of the date hereof:

MERRILL LYNCH INTERNATIONAL

By:	/s/ Peter Luck
Name:	Peter Luck
Title:	Managing Director

[Selling Agreement Signature Page]

Schedule A

Significant Subsidiaries of the Company and Carnival Corporation(1)

Costa Crociere, S.p.A.(2)

Cruiseport Curacao C.V.(3)

HAL Antillen N.V.

Holland America Line N.V.(4)

Princess Bermuda Holdings Ltd.

Princess Cruise Lines Ltd.(5)

Sunshine Shipping Corporation Ltd. (“Sunshine”)(6)

(1) Carnival Corporation and Carnival plc are separate legal entities, which have entered into a dual-listed company arrangement. We have accounted for the dual-listed company transaction under U.S. GAAP as an acquisition by Carnival Corporation of Carnival plc. Accordingly, we have determined the significant subsidiaries based upon the consolidated results of operations and financial position of Carnival Corporation & plc. All of our cruise brands are 100% owned, except as noted in (2) below.

(2) Subsidiary of Carnival plc (99.97% owned by Carnival plc)

(3) Subsidiary of Holland America Line N.V.

(4) Subsidiary of HAL Antillen N.V.

(5) Subsidiary of Sunshine

(6) Subsidiary of Princess Bermuda Holdings Ltd.

Exhibit A-1

Opinions of Paul, Weiss, Rifkind, Wharton & Garrison LLP

212-373-3000

212-757-3990

February 1, 2016

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

Ladies and Gentlemen:

We have acted as special counsel to Carnival plc (the “Company”), Carnival Corporation and Carnival Investments Limited, in connection with the Selling Agreement (the “Selling Agreement”), dated as of February 1, 2016, among Merrill Lynch International (the “Agent”), the Company, Carnival Corporation and Carnival Investments Limited, relating to the sale from time to time by Carnival Corporation and Carnival Investments Limited of up to 26,900,000 ordinary shares of the Company, nominal value $1.66 per share (the “Shares”). This letter is being furnished at the request of the Company, Carnival Corporation and Carnival Investments Limited, as contemplated by Section 6(c) of the Selling Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Selling Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on February 1, 2016 and automatically became effective pursuant to Rule 462(e) under the Act. In this letter, the Registration Statement as amended through the date hereof, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement,” and the base prospectus dated February 1, 2016 included as part of the Registration Statement, including the documents incorporated by reference therein, as supplemented by the prospectus supplement dated February 1, 2016, is referred to as the “Prospectus.”

The Commission’s website indicates that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the Prospectus;

3.	the Selling Agreement; and

4.	the documents incorporated by reference in the Registration Statement, which are listed on Schedule I hereto.

In addition, we have examined those certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company and Carnival Corporation, the factual matters contained in the representations and warranties of the Company, Carnival Corporation and Carnival Investments Limited made in the Selling Agreement and upon certificates of officers of the Company and Carnival Corporation.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed that you have complied with all of your obligations and agreements arising under the Selling Agreement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them and statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein, as to which we express no opinion.

2. The sale of the Shares by Carnival Corporation and Carnival Investments Limited, the compliance by the Company, Carnival Corporation and

Carnival Investments Limited with all of the provisions of the Selling Agreement and the performance by the Company, Carnival Corporation and Carnival Investments Limited of their obligations thereunder will not violate Applicable Law or any judgment, order or decree of any court or arbitrator listed on Schedule II hereto, except where the violation could not reasonably be expected to have a material adverse effect on the Company, Carnival Corporation and their subsidiaries taken as a whole. For purposes of this letter, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Selling Agreement except that “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 3 below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, Carnival Corporation and Carnival Investments Limited or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Selling Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

3. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company, Carnival Corporation and Carnival Investments Limited under any Applicable Law for the sale of the Shares or the performance by the Company, Carnival Corporation and Carnival Investments Limited of their obligations under the Selling Agreement. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.

4. The Company is not and, after giving effect to the offering and sale of the Shares, and the application of their proceeds as described in the Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Selling Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

1.	Annual Reports on Form 10-K of Carnival Corporation and Carnival plc for the year ended November 30, 2015, filed on January 29, 2016.

2.	The information responsive to Part III of Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K as filed on January 29, 2015, for the year ended November 30, 2014 (the “2014 Annual Report”), provided in Carnival Corporation’s and Carnival plc’s Proxy Statement on Schedule 14A filed on March 5, 2015 and incorporated by reference into the 2014 Annual Report.

3.	The description of Carnival plc’s ordinary shares set forth in the Registration Statement on Form 20-F/A of P&O Princess Cruises filed on October 19, 2000.

Schedule II

Orders and Decrees

None.

212-373-3000

212-757-3990

February 1, 2016

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

Ladies and Gentlemen:

We have acted as special counsel to Carnival plc (the “Company”), Carnival Corporation and Carnival Investments Limited in connection with the Selling Agreement (the “Selling Agreement”), dated as of February 1, 2016, among Merrill Lynch International (the “Agent”) and the Company, Carnival Corporation and Carnival Investments Limited, relating to the sale from time to time by Carnival Corporation and Carnival Investments Limited of up to 26,900,000 ordinary shares of the Company, nominal value $1.66 per share (the “Shares”). This letter is being furnished at the request of the Company, Carnival Corporation and Carnival Investments Limited, in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Selling Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Selling Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on February 1, 2016 and automatically became effective pursuant to Rule 462(e) under the Act. In this letter, the Registration Statement as amended through the date hereof, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement,” and the base prospectus dated February 1, 2016 included as part of the Registration Statement, including the documents incorporated by reference therein, as supplemented by the prospectus supplement dated February 1, 2016, is referred to as the “Prospectus.”

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of this letter. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein (other than as explicitly stated in paragraph 1 of the Opinion).

In the course of acting as special counsel to the Company, Carnival Corporation and Carnival Investments Limited in connection with the offering of the Shares, we have participated in conferences and telephone conversations with your representatives, including your United States counsel, officers and other representatives of the Company and Carnival Corporation and the independent registered public accountants for the Company and Carnival Corporation during which conferences and conversations the contents of the Registration Statement, the Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and Carnival Corporation), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective and as of the date hereof, the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference and statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) as of the date hereof, the Prospectus (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference and the statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Selling Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Exhibit A-2

Opinions of Freshfields Bruckhaus Deringer LLP

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1H2

United Kingdom

1 February 2016

Dear Sirs

Carnival plc – Selling Agreement relating to the sale of up to 26,900,000 ordinary shares of US$1.66 in the capital of Carnival plc (the Ordinary Shares) dated 1 February 2016 (the Selling Agreement)

Introduction

1. In connection with the Selling Agreement entered into between Carnival plc (the Company), Carnival Corporation, Carnival Investments Limited and yourselves as of 1 February 2016, we have been requested to provide an opinion to you pursuant to section 6(c) of the Selling Agreement.

2. Statements relating to United Kingdom taxation are based on English law (including case law) as applied by the English courts and on generally published practice of H.M. Revenue & Customs (HMRC), as at the date of this opinion. By giving this opinion, we do not assume any obligation to notify you of future changes in law or HMRC practice which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect. Other than as expressly set out in this opinion, we express no opinion in respect of the tax treatment of, or the transactions contemplated by, the Documents, and you have not relied on any advice from us in relation to the tax implications of, or the transactions contemplated by, the Documents for you or any other person, whether in the United Kingdom or in any other jurisdiction, or the suitability of any tax provisions in the Documents.

3. We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined the following documents:

(a)	a copy of the Selling Agreement;

(b)	a copy of the Form S-3 Registration Statement dated 1 February 2016, relating to the sale of up to 26,900,000 ordinary shares of US$1.66 each in the capital of Carnival plc, and the prospectus supplement dated 1 February 2016 (the Prospectus);

(c)	a copy of the current Articles of Association of the Company in force as at 1 February 2016;

(d)	a copy of the Company’s Certificate of Incorporation dated 19 July 2000 and the Company’s Certificate of Incorporation on Change of Name dated 17 April 2003, each issued by the Registrar of Companies of England and Wales;

(e)	a search carried out on 1 February 2016 (carried out by us or by ICC Information Ltd. on our behalf) of the public documents of the Company kept at the Registrar of Companies of England and Wales (the Company Search);

(f)	a certificate issued to us by the Company dated 1 February 2016 and headed “Certificate relating to Selling Agreement Opinion” (the Certificate); and

(g)	a copy of the resolutions approved by the board of directors of the Company and Carnival Corporation at a meeting held on 1 February 2016 authorising entry into the Selling Agreement and the filing of the Prospectus,

(together the Documents) and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.

Assumptions

4. In considering the Documents and rendering this opinion we have with your consent and without any further enquiry assumed:

(a)	Authenticity: the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us whether as originals or copies;

(b)	Copies: the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies;

(c)	Drafts: that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(d)	Certificate: that each of the statements contained in the Certificate is true and correct as at the date hereof;

(e)	Execution of the Selling Agreement: that the Selling Agreement has been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of the Company, the laws of England);

(f)	Enforceability of the Selling Agreement: that the Selling Agreement constitutes or will constitute (as applicable) legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws including the laws of the State of New York by which it is expressed to be governed (other than, in the case of the Company, the laws of England);

(g)	Arm’s length terms: that the Selling Agreement has been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto;

(h)	Directors’ duties: that the directors of the Company in authorising execution of the Selling Agreement have exercised their powers in accordance with their duties under all applicable laws and the Articles of Association of the Company;

(i)	Financial Services and Markets Act 2000, as amended (FSMA): that making or performing of any of the above documents neither constitutes, nor is part of, a regulated activity within the meaning stated in FSMA carried on by any person in contravention of section 19 of FSMA;

(i)	that the Selling Agreement has not been entered into:

(A)	in consequence of any communication in relation to which there has been a contravention of section 21 of FSMA; or

(B)	with a person who is authorised for the purposes of FSMA, in consequence of something said or done by another person in the course of a regulated activity carried on by that person in contravention of section 19 of FSMA;

(ii)	that the Prospectus and any other invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in connection with the sale of the Ordinary Shares has only been communicated or caused to be communicated in circumstances in which section 21(1) of FSMA does not apply to the Company. These circumstances are set out in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the Order) and include circumstances where any such communication is made only to or may reasonably be regarded as directed only at persons who are “investment professionals” within the meaning of Article 19(5) of the Order or are persons falling within Article 49(2)(a) to (d) of the Order;

(iii)	that any act done or any conduct engaged in for the purposes of stabilising the price of the Ordinary Shares will be, or has been, done or engaged in conformity with the rules made under sections 144(1) and 144(3) of FSMA;

(j)	Company Search: that the information revealed by the Company Search: (i) was accurate in all respects and has not since the time of such search been altered; and (ii) was complete, and included all relevant information which had been properly submitted to the Registrar of Companies;

(k)	Winding-Up Enquiry: that the information revealed by our oral enquiry on 1 February 2016 of the Central Registry of Winding-Up Petitions (the Winding-Up Enquiry) was accurate in all respects and has not since the time of such enquiry been altered;

(l)	Unknown Facts: that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the Documents or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion;

(m)	Anti-terrorism, money laundering: that the parties have complied (and will continue to comply) with all applicable anti-terrorism, anti-corruption, anti-money laundering, sanctions and human rights laws and regulations, and that performance and enforcement of the Documents is, and will continue to be, consistent with all such laws and regulations;

(n)	Board meetings to approve the Selling Agreement and the Prospectus: the resolutions approved by the boards of directors of the Company and Carnival Corporation at a meeting held on 13 January 2016 authorising entry into the Selling Agreement and the filing of the Prospectus were duly passed and have not been amended, modified or revoked and are in full force and effect;

(o)	Board meetings to allot and issue the Ordinary Shares: that all meetings of the board of directors of the Company required by law or regulation or pursuant to the provisions of the Articles of Association of the Company to authorise the issue and allotment of the Ordinary Shares were properly constituted and convened, quorate throughout and properly held and that all applicable provisions contained in the Companies Act 1985 and the Companies Act 2006 and the Articles of Association of the Company relating to the disclosure of directors’ interests and the power of interested directors to vote at such meetings were duly observed and that the necessary resolutions remain were properly passed at those meetings, and such resolutions remain in force and have not been revoked, rescinded or amended and are in full force and effect;

(p)	Secondary Legislation: that all UK secondary legislation relevant to this opinion is valid, effective and enacted within the scope of the powers of the relevant rule-making authorities;

(q)	Representations: that the representations and warranties by the parties in the Documents in any case (other than as to matters of law on which we opine in this opinion) are or were, as applicable, true, correct, accurate and complete in all respects on the date such representations and warranties were expressed to be made and that the terms of the Documents have been and will be observed and performed by the parties thereto;

(r)	Directors’ powers: that the directors of the Company, in authorising the issue and allotment of the Ordinary Shares, exercised their powers in accordance with their duties under all applicable laws and the Articles of Association of the Company;

(s)	Shareholder meetings: that any meetings of the members of the Company required by law or regulation or pursuant to the provisions of the Articles of Association of the Company to authorise the issue and allotment of the Ordinary Shares were properly constituted and convened, quorate throughout and properly held, and that the necessary resolutions were properly passed at those meetings, and such resolutions remain in force and have not been revoked, rescinded or amended and are in full force and effect;

(t)	Authorised share capital: that the Company had, or will have, sufficient authorised capital at the time of each issue and allotment of Ordinary Shares to effect each such issue and allotment;

(u)	Directors’ authority to allot: that the directors of the Company had, or will have, sufficient authority to allot the Ordinary Shares pursuant to section 80 of the Companies Act 1985, sections 550 or 551 of the Companies Act 2006 or any preceding legislation at the time of each such allotment;

(v)	Pre-emption rights: that the Company complied with, or will comply with, all applicable pre-emption rights, whether pursuant to law, regulation or the Articles of Association of the Company, at the time of each issue and allotment of Ordinary Shares;

(w)	Ordinary Shares paid up: that all of the Ordinary Shares are at today’s date fully paid;

(x)	Insolvency: that at the time of each issue and allotment of Ordinary Shares: (i) no proposal had been made for a voluntary arrangement, and no moratorium had been obtained in relation to the

Company under the Insolvency Act 1986 or any preceding or equivalent legislation; (ii) the Company had not given any notice in relation to any voluntary winding-up resolution, nor has any such resolution been passed; (iii) no application had been made or petition presented to a court, and no order had been made by a court, for the winding-up or administration of the Company, and no step had been taken to dissolve the Company; (iv) no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer had been appointed in relation to the Company or any of its assets or revenues, and no notice had been given or filed in relation to the appointment of such an officer; and (v) no insolvency proceedings or analogous procedures had been commenced in any jurisdiction outside England and Wales;

(y)	Companies House filings: that all required filings with respect to the issue and allotment of the Ordinary Shares have been made with the Registrar of Companies of England and Wales; and

(z)	Other consents: that all other consents, licences, approvals, notices, filings, recordations, publications and registrations required by law or regulation (other than the laws or regulations of England) or pursuant to the provisions of the Articles of Association of the Company have been made or obtained, or will be made or obtained within the period permitted or required by such laws, regulations or provisions.

Opinion

5. Based and relying solely upon the foregoing and the matters set out in paragraphs 6 and 7 below and excluding any matters not disclosed to us, we are of the opinion that:

(a)	the Company has been duly incorporated in the United Kingdom and registered in England and Wales as a public company limited by shares under the Companies Act 2006 with corporate power and authority to own and lease properties and conduct its business as described in the Prospectus or the Selling Agreement, and has the corporate power and authority to execute the Selling Agreement and to perform its obligations under the Selling Agreement;

(b)	the Company Search and Winding up Enquiry revealed no application, petition, order or resolution for the administration or winding up of the Company and no notice of appointment of, or intention to appoint, a receiver or administrator in respect of the Company;

(c)	the Selling Agreement has been duly authorised and executed by the Company;

(d)	no consents, licences, approvals, authorisations, orders, registrations or qualifications of or with any United Kingdom governmental or regulatory agency or body known to us are required to be obtained or made by the Company by English law on or prior to the date hereof for the execution and performance by the Company of the Selling Agreement or for the sale of the Ordinary Shares;

(e)	the execution, delivery and performance of the Selling Agreement by the Company (in accordance with the terms of the Selling Agreement) do not and will not of themselves result in any violation by the Company of any term of its Articles of Association or of any law or regulation having the force of law in England and applicable to the execution, delivery and/or performance of the Selling Agreement by the Company;

(f)	the Company has an issued share capital as set forth in or incorporated by reference in the Prospectus;

(g)	the Ordinary Shares have been duly authorised and validly issued and are fully paid and non-assessable;

(h)	a final judgment of the courts of New York in relation to the obligations of the Company under the Selling Agreement will not be automatically enforceable in England, but a final and conclusive judgment for a debt or definite sum of money will be recognised and enforced in England, provided that the party against whom the judgment was given properly submitted to the jurisdiction of the courts of that State, which had jurisdiction under its own laws, (otherwise section 32 of the Civil Jurisdiction and Judgments Act 1982 prevents recognition and enforcement of a foreign judgment) and none of the following circumstances apply:

(i)	the judgment was procured by fraud;

(ii)	the judgment was given contrary to the English rules of natural justice, in that a defendant was deprived of notice of, or an adequate opportunity to take part in the proceedings, or substantial justice, in that the defendant did not have the opportunity to correct procedural irregularities under the laws of the court giving judgment;

(iii)	recognition of the judgment would be contrary to English public policy;

(iv)	recognition of the judgment would violate the Human Rights Act 1998;

(v)	the judgment conflicts with an English judgment or a foreign judgment given earlier in time that is enforceable in an English court;

(vi)	the proceedings that resulted in the judgment were brought in breach of a binding arbitration agreement;

(vii)	enforcement of the judgment would involve the enforcement of a foreign penal (which involves payment to the State as distinct from an individual) or revenue or other public law;

(viii)	enforcement of the judgment would contravene the Protection of Trading Interests Act 1980, section 5 of which precludes, amongst other things, the enforcement in the United Kingdom of any judgment given by a court of an overseas country which is a judgment for multiple damages which exceed the compensatory element of the judgment award; or

(ix)	recognition or enforcement of the judgment would be contrary to the terms of the Administration of Justice Act 1920 or the Foreign Judgments (Reciprocal Enforcement) Act 1933;

(i)	the choice of law of New York to govern the Selling Agreement will be recognised and upheld by the English courts if the English courts were to take jurisdiction; and

(j)	as at the date hereof the statements contained in the Prospectus in the paragraph headed “United Kingdom Taxation Considerations” within the section entitled “Description of Share Capital”, to the extent they summarise matters of English law in respect of the matters referred to therein, and subject to the qualifications in the Prospectus that apply to the section, are accurate in all material respects.

For the purposes of this opinion, we have assumed that the term “non-assessable” in relation to the Ordinary Shares means under English law that the holder of each such share, in respect of which all amounts due on such share as to the nominal amount and any premium thereon have been fully paid, will be under no further obligation to contribute to the liabilities of the Company solely in its capacity as holder of such share.

Qualifications

6. Our opinion is subject to the following qualifications:

(a)	Company Search: the Company Search is not capable of revealing conclusively whether or not:

(i)	a winding-up order has been made or a resolution passed for the winding-up of a company; or

(ii)	an administration order has been made; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)	a court order has been made under the Cross-Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(b)	Winding-Up Enquiry: the Winding-Up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

(i)	details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-Up Petitions immediately;

(ii)	in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-Up Petitions;

(iii)	a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry, and the making of such order may not have been entered on the records immediately;

(iv)	details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)	with regard to winding-up petitions, the Central Registry of Winding-Up Petitions may not have records of winding-up petitions issued prior to 1994;

(c)	Choice of New York Law: the choice of New York Law as the law chosen to govern:

(i)	the Selling Agreement could be modified by the English courts to the extent provided by and in the circumstances set out in Regulation (EC) No 593/2008 on the law applicable to contractual obligations (the Rome I Regulation). In addition, we express no opinion as to the choice of New York law to govern contractual obligations falling outside the scope of the Rome I Regulation; and

(ii)	certain trusts could be modified by the English courts to the extent provided by and in circumstances set out in the Hague Convention on the Law Applicable to Trusts and their Recognition, as enacted by the Recognition of Trusts Act 1987;

(d)	no opinion is given as to whether or not any court will take jurisdiction, or whether the English courts would grant a stay of any proceedings commenced in England, or whether the English courts would grant any relief ancillary to proceedings commenced in a foreign court;

(e)	we express no opinion as to whether or not a foreign court (applying its own conflict of laws rules) will act in accordance with the parties’ agreement as to jurisdiction and/or choice of law; and

(f)	this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time.

Observations

7. We should also like to make the following observations:

(a)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to the Prospectus, or that no material facts have been omitted therefrom; and

(b)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom.

8. This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England. We also express no opinion as to whether or not a foreign court (applying its own conflict of law rules) will act in accordance with the parties’ agreement as to jurisdiction and/or choice of law.

9. This opinion is addressed to you solely for your benefit in relation to the Selling Agreement and, except with our prior written consent, is not to be transmitted or disclosed to any other person nor is it to be used or relied upon by any other person or used or relied upon by you for any other purposes or quoted or referred to in any public document without our prior written notice, except that you may disclose this opinion on a non-reliance basis: (a) to any of your affiliates or auditors; and (b) if you are required to do so by any law or regulation, by any court or regulatory authority of competent jurisdiction, or in connection with any legal or regulatory proceedings.

Conflicts of Interest

10. We have not advised you on the content of any of the Documents or assisted you in any way in relation to their negotiation. We accept a duty of care to you in relation to the matters opined on in this opinion, but the giving of this opinion is not to be taken as implying that we owe you any wider duty of care in relation to the transaction or the content of the Documents and their commercial and financial implications. Notwithstanding the provision of this opinion, we expressly reserve the right to represent our client (if it so requests) in relation to any matters affecting any of the Documents at any time in the future (whether or not you retain separate advisers on any such matter), and the fact that we have provided this opinion to you shall not be deemed to have caused us to have any conflict of interest in relation to the giving of any such advice. We shall have no obligation to advise you on any of the matters referred to in this opinion. The provision of this opinion to you does not create or give rise to any client relationship between this firm and you.

GOVERNING LAW AND JURISDICTION

11. This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law.

12. The English courts shall have exclusive jurisdiction, to which you and we submit, in relation to all disputes arising out of or in connection with this opinion, including, without limitation, disputes arising out of or in connection with: (i) the creation, effect or interpretation of, or the legal relationships established by, this opinion; and (ii) any non-contractual obligations arising out of or in connection with this opinion.

Yours faithfully

Freshfields Bruckhaus Deringer LLP

Exhibit A-3

Opinions of Tapia Linares y Alfaro

February 1, 2016.

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ref:  Carnival Corporation

Gentlemen:

We have acted as special Panamanian counsel to Carnival Corporation, a Panamanian corporation (the “Company”), in connection with a Selling Agreement (the “Agreement”), dated February 1, 2016 between Merrill Lynch International, as agent (the “Agent”), Carnival Investments Limited (“CIL”), a wholly-owned subsidiary of the Company, Carnival plc, a public limited company incorporated in England and Wales, and the Company, with respect to the sale by the Company and CIL of up to 26,900,000 shares (the “Shares”) of the ordinary shares, U.S.$1.66 nominal value of Carnival plc.

This opinion is being furnished pursuant to clause (c) of Section 6 of the Agreement. Capitalized terms used herein that are defined in the Agreement and are not otherwise defined herein have the respective meanings set forth in the Agreement.

In connection with the furnishing of this opinion, we have examined:

(i)	the Third Amended and Restated Articles of Incorporation as in effect on the date hereof (the “Articles of Incorporation”);

(ii)	the Third Amended and Restated By-Laws of the Company as in effect on the date hereof (the “By-Laws”);

(iii)	copies of the Agreement;

(iv)	copies of certain resolutions duly adopted by the Board of Directors of the Company at a meeting duly convened on January 13, 2016, authorizing, inter alia, the entering into the Agreement; and,

(v)	a Secretary’s Certificate of the Company dated February 1, 2016.

We have also examined such other documents and made such other investigations, as we have deemed necessary in connection with the opinions expressed below. When relevant facts were not independently established, we have relied upon certificates of governmental officials or officers of the Company and upon representations made in or pursuant to the Agreement.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below and in all cases except in respect of the Company):

(i)	such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)	all signatories to such documents have been duly authorized;

(iii)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies;

(iv)	all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents; and

(v)	that any required consents, licenses, permits, approvals, exemptions or authorisations of or by any governmental authority or regulatory body of any jurisdiction other than the Republic of Panama in connection with the transactions contemplated by the Agreement have been obtained.

Based upon the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of Panama, with power and authority (corporate and other) to own, lease, license and use its properties and conduct its business as described in the Prospectus.

2.	The Company has the corporate power and authority to execute, deliver and perform its obligations under the Agreement, and the execution, delivery and performance of the Agreement do not violate the laws of the Republic of Panama. The Agreement has been duly authorized by all necessary corporate action by the Company.

3.	The Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Agreement may be (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.	No consent, approval, authorization, license, order, registration or qualification of or with any Panamanian court or governmental agency or body is required for the sale of the Shares by CIL or the Company, or the execution, delivery and performance of or the consummation by the Company of the transactions contemplated by the Agreement.

5.	To our knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree of the Republic of Panama, except as may be properly described in the Prospectus or the documents incorporated by reference therein or such as in the aggregate would not have a Material Adverse Effect.

6.	Because the Company conducts its operations outside Panama, no Panamanian taxes or withholding will be imposed on payments to holders of the Shares.

7.	The choice of New York law to govern the Agreement is, under the laws of the Republic of Panama, a valid, effective and irrevocable choice of law.

8.	Any final judgment rendered by any Federal or State court of competent jurisdiction located in the State of New York in an action to enforce the obligations of the Company under the Agreement, is capable of being enforced in the courts of the Republic of Panama without retrial of the originating action, by instituting exequatur proceedings in the Supreme Court of Panama upon determination by such court that:

(i)	the courts of the judgment country would in similar circumstances recognize a final and conclusive judgment of the Courts of Panama;

(ii)	the judgment has been issued as a consequence of an action “in personam”;

(iii)	the judgment was rendered after personal service on the defendant, having the court of jurisdiction ordered the same, except in the case where the exequatur is being sought by the defendant in contempt of court;

(iv)	the cause of action upon which judgment was based does not contravene the public policy of Panama; and

(v)	the documents evidencing the judgment are in authentic form according to the laws of the judgment country and have been duly legalized by Consul of Panama or with the Apostille.

We are members of the Bar of the Republic of Panama and do not purport to be experts in, or to express any opinion concerning, the laws of any jurisdiction other than the laws of the Republic of Panama.

You may give copies of this opinion to your legal advisers, as though it were also addressed to them. You and such legal advisers, and the Company may rely on this opinion.

Very truly yours,

TAPIA, LINARES Y ALFARO

Mario E. Correa

Exhibit A-4

Opinions of General Counsel

ARNALDO PEREZ

General Counse

February 1, 2016

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

Selling Agreement

Ladies and Gentlemen:

I am the General Counsel of Carnival p1c (the “Company”) and Carnival Corporation, and have acted as counsel to the Company and Carnival Corporation in connection with the preparation, authorization, execution and delivery of the Selling Agreement (the “Selling Agreement”), dated February 1, 2016, by and between the Company, Carnival Corporation, Carnival Investments Limited and Merrill Lynch International (the “Agent”), relating to the sale by Carnival Corporation and Carnival Investments Limited of up to 26,900,000 ordinary shares of the Company, $1.66 nominal value (the “Shares”). This opinion is being furnished to you pursuant to Section 6(c) of the Selling Agreement. Capitalized terms used herein that are not otherwise defined herein have the respective meanings set forth in the Selling Agreement.

In connection with the furnishing of this opinion, I have examined (a) a copy of the Prospectus, (b) an executed copy of the Selling Agreement, (c) the Articles of Association of the Company, as in effect on the date hereof (the “Articles of Association”), (d) copies of the Articles of Incorporation of Carnival Corporation, as in effect on the date hereof (the “Articles of Incorporation”), and the By-Laws of Carnival Corporation, as in effect on the date hereof (the “By-Laws”), (e) the articles of association of Carnival Investments Limited, as in effect on the date hereof, and the memorandum of association of Carnival Investments Limited, as in effect on the date hereof, (f) certain minutes of a meeting of the Board of Directors of the Company and Carnival Corporation, (g) certain resolutions adopted by the Board of Directors of the Company and Carnival Corporation and (h) certain other corporate records of the Company, Carnival Corporation and Carnival Investments Limited. I have also examined such other documents and made such other investigations, as I have deemed necessary in connection with the opinions expressed below. As to certain factual matters, I have relied upon certificates of public officials delivered to you on the date hereof. In rendering the opinions set forth below, I have assumed without independent investigation that the signatures of all documents and instruments submitted to me as originals are authentic and all documents and instruments submitted to me as copies conform with the originals thereof.

Based upon the foregoing, I am of the opinion that:

1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2. Carnival Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3. Carnival Investments Limited is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

4. To my knowledge, and subject to the assumption below, the sale from time to time of the Shares, the compliance by the Company, Carnival Corporation and Carnival Investments Limited with all of the provisions of the Selling Agreement and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Carnival Corporation or any Significant Subsidiary is a party or by which the Company, Carnival Corporation or any Significant Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company, Carnival Corporation or any Significant Subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Association, the Articles of Incorporation or By-Laws, or the charter, by-laws or similar organizational documents of any Significant Subsidiary or any statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, Carnival Corporation or any Significant Subsidiary or any of their properties. The foregoing opinion assumes compliance by the Agent with the representations and warranties and covenants set forth in Section 2 of the Selling Agreement.

5. Except as set forth in the Registration Statement and Prospectus, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any ordinary shares of the Company or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in the Selling Agreement.

6. Other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company, Carnival Corporation or any of their Significant Subsidiaries is a party or of which any property of the Company, Carnival Corporation or any of their Significant Subsidiaries is the subject which, if determined adversely to the Company, Carnival Corporation or any of their Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of our knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

7. Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and Prospectus (except in each case for the financial statements and other financial included or incorporated therein, as to which I express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

I am a member of the Bar of the State of Florida and do not purport to be an expert in, or to express any opinion concerning, the laws of any jurisdiction other than the State of Florida and the federal laws of the United States. Neither this opinion nor any part hereof may be delivered to or used or relied upon by any other party without my prior written consent.

Sincerely,

Arnaldo Perez
General Counsel